Exhibit 10.2

CARBON NATURAL GAS COMPANY

One Hundred Shares of Series A Convertible Preferred Stock

PURCHASE AGREEMENT

This Agreement will confirm the arrangement between Carbon Natural Gas Company, a Delaware corporation (the “Company”), with its principal offices at 1700 Broadway, Suite 2020, Denver, Colorado 80290, and the purchaser whose name and address are set forth on the signature pages hereof (the “Purchaser”), relating to the issuance and sale by the Company to the Purchaser of one hundred (100) shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Securities”) on the terms, conditions and other provisions contained in this Agreement and in the Certificate of Designation (as such term is defined below).  In accordance with the terms of the Amended and Restated Certificate of Designation of Relative Rights and Preferences of the Series A Convertible Preferred Stock filed with the Delaware Secretary of State (the “Certificate of Designation”) on June 27, 2011, the Preferred Securities will convert automatically into shares of the Company’s common stock, par value $0.01 per share (the “Conversion Securities”) upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation with the Delaware Secretary of State as described below under “Increase in Authorized Common Stock — June 2011.”  The Preferred Securities together with the Conversion Securities to be issued to the Purchaser upon conversion of the Preferred Securities are referred to herein as the “Securities.”  A copy of the Certificate of Designation is attached hereto as Appendix I.

On February 14, 2011, pursuant to an Agreement and Plan of Merger between (i) the Company and its subsidiary St. Lawrence Merger Sub, Inc. (“Merger Co.”), a Delaware corporation, and (ii) Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), Merger Co. merged with and into Nytis USA with Nytis USA as a surviving subsidiary of the Company (the “Merger”).

Increase in Authorized Common Stock — March 2011.  As of March 22, 2011, the Company’s board of directors and the holders of a majority of the outstanding common stock approved (by consent, not a full meeting of shareholders) certain changes to the Company’s Certificate of Incorporation, including, without limitation (i) a change of the Company’s name from St. Lawrence Seaway Corporation to Carbon Natural Gas Company and (ii) an increase in the authorized number of shares of common stock to 100,000,000, in accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws in effect at March 22, 2011.  These changes took effect on May 2, 2011, when the Amended and Restated Certificate of Incorporation filed by the Company with the Delaware Secretary of State became effective.  This filing occurred promptly after the expiration of 20 calendar days following the Company’s distribution to all shareholders of an Information Statement on Schedule 14C.  The Information Statement was filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2011 and was distributed to all Company shareholders beginning on or about April 12, 2011.

Increase in Authorized Common Stock — June 2011.  As of June 15, 2011, the Company’s board of directors and the holders of a majority of the outstanding common stock approved (by consent, not a full meeting of shareholders) an increase in the authorized number of shares of common stock to 200,000,000, in accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws in effect at June 15, 2011.  This change will take effect when a Certificate of Amendment is filed by the Company with the Delaware Secretary of State.  This filing will occur promptly on the expiration of 20 calendar days following the Company’s distribution to all its stockholders as of the record date of such action (June 10, 2011) of an Information Statement on Schedule 14C.  The Information Statement was filed with the Securities and Exchange Commission on June 17, 2011 and is expected to be distributed to all Company stockholders on or about June 27, 2011.

The Securities are being offered and sold to the Purchaser in a private placement (the “Private Placement — Preferred”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), in reliance upon Regulation D (“Regulation D”) thereunder.  Contemporaneously with the Private Placement - Preferred, the Company is making an offer to sell 44,444,444 shares of the Company’s common stock (the “Common Securities”) at $0.45 per share in a private placement (the “Private Placement — Common” and together with the Private Placement — Preferred, the “Private Placement”) without being registered under the Securities Act in reliance upon Regulation D.

Proceeds from the Private Placement, together with available cash of the Company, will be used (i) to finance the acquisition (the “Acquisition”) of certain natural gas properties, natural gas gathering and compression facilities and other assets related thereto (the “Acquired Assets”) from The Interstate Natural Gas Company, LLC (the “Seller”) pursuant to an Asset Purchase Agreement, as amended (the “Asset Purchase Agreement”) among the Company, Nytis Exploration Company LLC, an indirect subsidiary owned 98.1% by the Company (the “Acquiring Sub”) and (ii) for working capital purposes.

This Agreement and the Asset Purchase Agreement are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby, and thereby are referred to herein collectively as the “Transactions”.

1.                                                         Authorization of Sale of the Securities.  The Company has authorized the issuance and sale of the Securities.  Prior to conversion of the Preferred Securities into the Conversion Securities, the Company shall have filed an amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock and shall have reserved for issuance to the holder of the Preferred Securities, the number of shares to be issued upon conversion of the Preferred Securities into the Conversion Securities.

2.                                                         Purchase and Sale of the Securities.  Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the Company will issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, upon the terms, conditions and other provisions hereinafter set forth and set forth in the Certificate of Designation, 100 shares of the Preferred Securities for the purchase price of $100,000 per share (the “Purchase Price”).

3.                                                         Delivery of the Securities at the Closing.  Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the closing of the purchase and sale of the Securities (the “Closing”) shall occur on June 29, 2011 (the “Closing Date”) at the offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, or such other location on which the Company and SunTrust Robinson Humphrey, Inc. and Carr Securities Corp. (collectively, the “Placement Agents”) mutually agree.

4.                                                         Form of Payment.  On the Closing Date, (a) the Purchaser shall pay the Purchase Price to the Company for the Preferred Securities to be issued and sold to the Purchaser by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (b) the Company shall deliver certificates for the Preferred Securities to the Purchaser (with the customary legend thereon restricting transfer except pursuant to registration under Section 5 of the 1933 Act or an exemption from registration under Section 4(2) of the 1933 Act found in Section 5(d) hereof), duly executed on behalf of the Company.

5.                                                         Purchaser’s Representations and Warranties.  Purchaser represents and warrants to, and agrees with, the Company as follows:

(a)                                  The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) is acquiring the Securities in the ordinary course of its business and for its own account or the account of another accredited investor for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii)  will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and any applicable state securities laws; (iv)  has, in connection with its decision to purchase the Securities, relied solely upon the Private Placement Memorandum (as defined below) and the representations and warranties of the Company contained herein, and Purchaser or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Company (including all reports filed with the Commission) and materials relating to the offer and sale of the Securities which have been requested by such Purchaser; such Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of and perform customary due diligence regarding, the Company; and neither such inquiries and due diligence nor any other due diligence investigations conducted by the Purchaser, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 6 below; and (v) understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of Purchaser’s investment, and the Purchaser is fully aware of and understands all the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Private Placement Memorandum (as defined below) and those set forth in any document incorporated by reference in the Private Placement Memorandum (the

“Incorporated Documents”). Purchaser further represents and warrants to the Company that Purchaser has determined that the purchase of the Securities is a suitable investment for the Purchaser, and is consistent with the Purchaser’s risk tolerance and investment objectives.

(b)                                 The Purchaser has all necessary power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement has been duly authorized by the Purchaser.  Assuming that this Agreement is the valid and binding agreement of the Company, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(c)                                  The Purchaser understands and acknowledges that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the offer and sale of the Securities have not been registered under the Securities Act or any other securities law and that (i) if in the future it decides to resell, pledge or otherwise transfer any Securities that it purchases hereunder, those Securities, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only (a) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (b) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (a) and (b), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that (ii) it will, and each subsequent holder of any of the Securities that it purchases in this offering is required to, notify any subsequent purchaser of such Securities from it or subsequent holders, as applicable, of the resale restrictions referred to in (i) above.

(d)                                 The Purchaser understands that the Securities will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE

MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e)                                  The Purchaser understands that the information provided to it in connection with its purchase of the Securities, including information contained in the Private Placement Memorandum (as defined below), is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for the Purchaser’s confidential use in connection with the Purchaser’s evaluation of a possible investment in the Securities.  In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding the Private Placement may result in a violation of Regulation FD promulgated under the Securities Act.

(f)                                    The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)                                 The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s signature on the signature page hereto.

(h)                                 The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or a “qualified institutional buyer” as defined in Rule 144A.

(i)                                     The Purchaser acknowledges that the Company and others will rely upon the trust and accuracy of the foregoing acknowledgements, representations and agreements.  The Purchaser agrees that if any of the acknowledgements, representations or agreements the Purchaser is deemed to have made by its purchase of Securities is no longer accurate, it shall promptly notify the Company.  If the Purchaser is purchasing Shares as a fiduciary or agent for one or more investor accounts, the Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgements, representations and agreements on behalf of each account.

6.                                                         Representations, Warranties and Agreements of the Company.  In addition to the other representations, warranties and agreements contained in this Agreement, the Company represents and warrants to, and agrees with, the Purchaser as follows:

(a)                                  The Company has prepared a private placement memorandum dated April 20, 2011, a supplement dated June 2, 2011, and a supplement dated June 20, 2011, and will prepare additional supplements to such private placement memorandum, if required, setting forth information concerning the Company, the Securities, the Transaction Documents, the Private Placement and certain other matters (the April 20, 2011 private placement memorandum, the June 2, 2011 supplement, the June 20, 2011 supplement, as well as any additional supplements are collectively referred to as the

“Private Placement Memorandum”).  Copies of the Private Placement Memorandum have been, and copies of any necessary supplement will be, delivered by the Company to the Purchaser.  The Private Placement Memorandum will not as of its date, or any supplement, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”); and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Private Placement Memorandum after the date hereof, when such documents are filed, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)                                  The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or prospects of the Company or its subsidiaries taken as a whole (a “Material Adverse Effect”).  None of the subsidiaries of the Company other than Nytis USA and Nytis Exploration Company LLC, a Delaware limited liability company (“NEC”) is a “significant subsidiary”, as such term is defined in Rule 405 of the Securities Act.  Other than as described in the Private Placement Memorandum and the Asset Purchase Agreement, the Company does not own, directly or indirectly, any shares of common stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(d)                                 The Company has an authorized capitalization as set forth in the Private Placement Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Private Placement Memorandum; and all of the issued equity of each subsidiary of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and, are owned directly or indirectly by the Company as described in the Private Placement Memorandum, free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, “Liens”) of any nature.  Except as disclosed in the Private

Placement Memorandum, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of its capital stock, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any of its capital stock and (iii) there are no restrictions upon transfer of its capital stock pursuant to the Company’s charter or bylaws.

(e)                                  Except as set forth in the Private Placement Memorandum and except with respect to the rights contained in the Registration Rights Agreement (described in the Private Placement Memorandum), there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

(f)                                    Except as described in the Private Placement Memorandum, there has been no change in the capitalization of the Company or any of its subsidiaries since the date indicated in the Private Placement Memorandum except with respect to (i) changes occurring in the ordinary course of business and (ii) changes in outstanding common stock resulting from transactions relating to an employee benefit plan, stock purchase warrants, stock options or other employee compensation plans existing on the date hereof.

(g)                                 Since the date as of which information is given in the Private Placement Memorandum through the date hereof, neither the Company nor its subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its common stock, except with respect to (ii) and (iii) above, in connection with the closing of the Asset Purchase Agreement.

(h)                                 Except as set forth in the Private Placement Memorandum, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of any of the Company or its subsidiaries or the Acquired Assets is subject which, if determined adversely to such companies, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.  There is no pending or, to the best of the Company’s knowledge, threatened legal or governmental proceeding that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of the Securities to be sold pursuant to this Agreement or the consummation of the other Transactions.  The aggregate of all pending legal or governmental proceedings to which the Company and its subsidiaries are a party or of which any of their respective property or assets or the Acquired Assets is the subject which are not described in the Private Placement Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(i)                                     Neither the Company nor its subsidiaries is (i) in violation of its charter or bylaws, or equivalent organizational document, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets or the Acquired Assets is subject or (iii) to the best of the Company’s knowledge, in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets or the Acquired Assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(j)                                     Neither the Company nor its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Private Placement Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any strike, job action, slowdown, work stoppage, labor dispute or court or governmental action, order or decree (a “Material Loss”); and, since such date, there has not been any change in the common stock, short-term debt or long-term debt of either the Company or its subsidiaries other than borrowings in the ordinary course of the Company’s or its subsidiaries business or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, general affairs, management, position (financial or otherwise), stockholders’ equity, results of operations, cash flow or earnings of the Company or its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Private Placement Memorandum and the Incorporated Documents.

(k)                                  The financial statements, including the related notes and supporting schedules, included or incorporated by reference in the Private Placement Memorandum present fairly the financial condition, results of operations and changes in financial position of the Company and Nytis USA and their subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Private Placement Memorandum present fairly, in accordance with GAAP, the information required to be stated therein; and the other financial and statistical information and data set forth in the Private Placement Memorandum are or will be, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records of the Company and Nytis USA, as the case may be.

(l)                                     The pro forma financial statements of the Company related to the Merger and the related notes thereto incorporated by reference in the Private Placement

Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical financial statements and the Merger.  Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 1l-02 of Regulation S-X of the Commission, except that the pro forma condensed statements of income do not cover the period from the most recent fiscal year end to the end of the first quarter of 2011.

(m)                               The pro forma financial statements of the Company related to the Acquisition and the related notes thereto incorporated by reference in the Private Placement Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical financial statements and proposed Acquisition.  Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 1l-02 of Regulation S-X of the Commission, except that the pro forma condensed statements of income do not cover the period from the most recent fiscal year end to the end of the first quarter of 2011.

(n)                                 The financial statements, including the related notes and supporting schedules, incorporated by reference in the Private Placement Memorandum present fairly the financial condition, results of operations and changes in financial position of the Acquired Assets on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the period presented; the supporting schedules, if any, included or incorporated by reference in the Private Placement Memorandum present fairly, in accordance with GAAP, the information required to be stated therein; and the other financial and statistical information and data set forth in the Private Placement Memorandum are or will be, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records related to the Acquired Assets, as the case may be.

(o)                                 The statistical, industry and market-related data included in the Private Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(p)                                 Ehrhardt Keefe Steiner & Hottman PC (the “Company Accountants”), who have certified the financial statements of Nytis USA and whose report is contained or incorporated by reference in the Private Placement Memorandum is a registered public accounting firm; and the Company Accountants were independent accountants as required by the Exchange Act during the periods covered by the financial statements on which they reported.

(q)                                 The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the

Company in the reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the management of the Company, as the case may be, including their principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure; since the close of the Merger, the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations of the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company is otherwise in compliance in all material respects with all applicable, effective provisions of the Sarbanes-Oxley Act.

(r)                                    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (vi) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed, as applicable, to the Company’s independent auditors and the board of directors.

(s)                                  The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder to issue the Securities and to consummate the other Transactions; each of the Transaction Documents and the Transactions have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company and each of the other Transaction Documents, when executed and delivered by the Company, assuming that such Transaction Documents are or will be the valid and binding agreements of the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and each of the Transaction Documents will conform, when executed and delivered, in all material respects to the description thereof contained in the Private Placement Memorandum.

(t)                                    At Closing, the Company will have all necessary power and authority to execute, issue and deliver the Preferred Securities; the Preferred Securities will have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchaser pursuant to the Purchase Agreements on the Closing Date, the Preferred Securities will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any preemptive rights and Liens; and the Securities, when issued, will conform in all material respects to the description thereof in the Private Placement Memorandum.  Subject to the filing of the Certificate of Amendment, the Company will have all necessary power and authority to execute, issue and deliver the Conversion Securities; the Conversion Securities will have been duly and validly authorized, and, when issued and delivered upon conversion of the Preferred Securities in accordance with the Certificate of Designation, the Conversion Securities will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any preemptive rights and Liens.

(u)                                 The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the performance of the obligations of the Company hereunder and thereunder, the issuance of the Securities and the consummation of the other Transactions will not, as of the Closing Date with respect to the Preferred Securities and at such time as the Preferred Securities are converted into the Conversion Securities in accordance with the Certificate of Designation, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or their subsidiaries is bound or to which any of the property or assets of the Company or the Acquired Assets is subject, (ii) result in any violation of the provisions of the charter, bylaws of any of the Company or its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets or the Acquired Assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any Lien under any agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective properties or assets or the Acquired Assets is bound (provided, however, that the Company anticipates that the lender under its credit facility will require NEC to grant mortgages on some or all of the Acquired Assets) or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Company or its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

(v)                                 No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Securities, the performance of the obligations of the Company hereunder and thereunder and the consummation of the other Transactions contemplated hereby and thereby, except (i) with respect to the transactions contemplated by the Asset Purchase Agreement, (ii) with respect to the filing of the Certificate of Amendment, (iii) as required by the state securities or “blue sky” laws and (iv) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made.

(w)                               Neither Company, or its subsidiaries is or, as of the Closing Date, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Private Placement Memorandum (including completion of the Transactions), will be an “investment company” as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)                                   The Company and its subsidiaries have (i) good and marketable title in fee simple to all real property and good title to all personal property owned by them, free and clear of all liens, encumbrances and defects; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases; and (ii) defensible title to all their interests in all oil and gas properties owned or leased by them, free and clear of all liens, encumbrances and defects and title investigations have been carried out by the Company in accordance with customary practice in the oil and gas industry, except in each case, as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries.

(y)                                 The equipment of the Company and its subsidiaries has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition, reasonable wear and tear excepted, except where the failure to so maintain such equipment would not have a Material Adverse Effect.

(z)                                   The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries.  Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(aa)                            The Company and its subsidiaries have such Authorization of, and have made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not have a Material Adverse Effect; each such Authorization is valid and in full force and effect and the Company and its subsidiaries are in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, or the occurrence of any such event or the presence of any such restriction would not have a Material Adverse Effect.

(bb)                          The Company and its subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc)                            Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of employees that might be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such action or dispute is threatened.

(dd)                          The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Internal Revenue Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee)                            Except as set forth in the Private Placement Memorandum, the Company and each of its subsidiaries has filed by the due date (including any extensions thereof) all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(ff)                                Neither the Company or any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Patriot Act of 2001, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)                          The Company and its subsidiaries are in material compliance with all environmental laws, and neither the Company nor any of its subsidiaries has received any communications alleging or has any basis to believe that the Company or any subsidiary is not in material compliance with such laws and, to the knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such material compliance.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes, hazardous substances or other materials regulated by environmental laws (“Hazardous Materials”) by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries or (to the knowledge of the Company) the Acquired Assets except in compliance with all  applicable environmental  laws, ordinances, rules, regulations, orders, judgments, decrees or permits and there are no facts or circumstances that would give rise to a claim for  remedial action under any applicable laws, ordinances, rules, regulations, orders, judgments, decrees or permits, except for any violation or remedial action which would not have, or could not be reasonably likely to have a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of Hazardous Materials due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(hh)                          Cawley, Gillespie & Associates, a petroleum engineering firm from whose audit (the “Reserve Audit”) of the Company’s internally prepared reserve reports information (the “Reserve Information”) is set forth or incorporated by reference in the Private Placement Memorandum, are independent petroleum engineers with respect to the Company.  Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the Private Placement Memorandum, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect in its proved developed reserves in the aggregate, or the aggregate present value of estimated future net revenues from such reserves or the standardized measure of discounted future net cash flows therefrom, as described in the Private Placement Memorandum and reflected in the Reserve Information as of the respective dates such information is given.  Estimates of proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Private Placement Memorandum and reflected in the Reserve Information comply in all material respects to the applicable requirements of the Securities Act and the Exchange Act.

(ii)                                  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof and the Purchaser’s compliance with its agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities, in the manner contemplated by Transaction Documents and the Private Placement Memorandum, to register the Securities under the Securities Act.

(jj)                                  The Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D) have not engaged, and will not engage, directly or indirectly in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for the Placement Agency Agreement, this Agreement and the Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement.

(kk)                            Neither the Company nor any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is, or would be, integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of any of the Securities.

(ll)                                  Neither the Company nor, to the Company’s knowledge, any of the Affiliates of the Company, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of such securities.

(mm)                      The Company has not sold or issued any security of the same or similar class or series as any of the Securities or any security convertible into any of the Securities during the six-month period preceding the earlier of the date of this Agreement and the Closing Date, including any sales pursuant to Rule 144A, or Regulation D (other than shares issued in connection with the Merger or pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants), and has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of the Purchase Agreement, except for the offering of the Common Securities as contemplated in this Agreement, in the Private Placement - Common, and in the Registration Rights Agreement.  As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(nn)                          The Company will not offer or sell any of the Securities in the Private Placement to any person who it does not reasonably believe is (i) a qualified institutional buyer as defined in Rule 144A or (ii) an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Act.

(oo)                          The Company will exercise reasonable care to assure that the Purchaser of the Securities is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

(pp)                          No securities of the same class as the Securities are listed on any national securities exchange.

(qq)                          Each certificate signed by any officer of the Company and delivered to the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

7.                                                         Covenants.

(a)                                  Reasonable Best Efforts.  Each party hereto shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 8 and Section 9 of this Agreement.

(b)                                 Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)                                  Certificate of Amendment.  The Company agrees to file the Certificate of Amendment described in the Private Placement Memorandum increasing the number of authorized shares of its common stock promptly on the expiration of 20 calendar days following the Company’s distribution to all its current stockholders of an Information Statement on Schedule 14C as described in the Private Placement Memorandum.

(d)                                 Lock-Up.  Except for the issuance of (i) the Common Securities and (ii) the Conversion Securities, during the period beginning from the date hereof and continuing to and including the date 60 days after the date hereof, the Company agrees not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities (other than pursuant to employee equity compensation plans or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without the prior written consent of the Placement Agents.

8.                                                         Conditions to the Company’s Obligation to Sell the Securities.  The obligation of the Company hereunder to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                                  receipt by the Company of same-day funds in the full amount of the Purchase Price for the Securities being purchased hereunder; and

(b)                                 the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings by such Purchaser prior to the Closing.

9.                                                         Conditions to the Purchaser’s Obligation to Purchase the Securities.  The obligation of Purchaser hereunder to purchase the Preferred Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(a)                                  The contemporaneous Closing of the Private Placement — Common.

(b)                                 Each of the Transaction Documents shall have been duly executed and delivered by the Company and the other parties thereto, and the Preferred Securities shall have been duly executed and delivered by the Company.

10.                                                  [Intentionally Omitted].

11.                                                  Miscellaneous.

(a)                                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process. (i) Each of the Purchaser and the Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(ii)                                  Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(iii)                              Entire Agreement; No Inconsistent Agreements.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c)                                  Amendments and Waiver.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.  The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)                                 Survival.  The representations and warranties of the Company and the Purchaser, the agreements and covenants and the indemnification and contribution provisions set forth in this Agreement shall survive the Closing.

(e)                                  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

(f)                                    Broker’s Fee.  The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Preferred Securities to the Purchaser.  Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(h)                                 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(i)                                     Counterparts; E-Mail or Facsimile Execution.  This Agreement may be executed in any number of counterparts and, if executed in more than one counterpart, the executed counterparts shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument  This Agreement may be executed and delivered electronically including by emailed pdf signatures or facsimile signatures.

(j)                                     Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)                                  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(i)                                     if to the Company, shall be delivered or sent by mail or facsimile transmission to it at: 1700 Broadway, Suite 2020, Denver, Colorado 80290, Attention: Patrick R. McDonald (fax: 720-407-7041; telephone: 720-407-7043; email: pmcdonald@nytis.com);

with a copy to Welborn Sullivan Meck & Tooley, P.C., Address: 1125 17th Street, Suite 2200, Denver, Colorado 80202, Attention: John F. Meck, Esq. (fax: (303) 832-2366; telephone: (303) 830-2500; email: jmeck@wmstlaw.com); and

if to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to the address set forth immediately below such Purchaser’s name on the signature page hereto.

Any such statements, requests or notices will take effect at the time of receipt thereof.  Each party shall provide notice to the other party of any change in address.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

CARBON NATURAL GAS COMPANY

By:
Name: Patrick R. McDonald
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed as of the date first above written.

YORKTOWN ENERGY PARTNERS IX, LP

By:	Yorktown IX Company LP, its general partner

	By:	Yorktown IX Associates LLC,
its general partner

By:
Name:
Title:

1

APPENDIX I

Certificate of Designation